Exhibit 99.1

7000 Cardinal Place

Dublin,OH 43017

www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola	Investors:	Bob Reflogal
	(614) 757-3690		(614) 757-7542
	jim.mazzola@cardinalhealth.com		bob.reflogal@cardinalhealth.com

CARDINAL HEALTH REPORTS SECOND QUARTER RESULTS, REVISES EPS OUTLOOK

•	Revenue increases 7 percent to $23 billion

•	Diluted earnings per share from continuing operations increase 16 percent to $0.89 per share; Non-GAAP diluted EPS from continuing operations increase 8 percent to $0.90 per share

•	Full year Non-GAAP EPS now expected to be $3.75 to $3.85

•	Renews three-year, multi-billon-dollar Walgreens contract

DUBLIN, Ohio, Jan. 29, 2008 — Cardinal Health, a global provider of products and services that improve the safety and productivity of health care, today reported a revenue increase of 7 percent to $23 billion during its second quarter, with earnings per share (EPS) rising 16 percent to $0.89. On a non-GAAP basis, EPS for the quarter ended Dec. 31 grew 8 percent to $0.901.

The company also announced a revision to its full year EPS outlook based on several factors affecting its largest operating segment in the second half of the year. Cardinal Health now expects non-GAAP EPS to be in a range of $3.75 to $3.85 for the year, an increase of 10 percent to 13 percent over the prior year.

“We have three of our four operating segments performing on track, showing favorable revenue growth, expanding margins and segment profit that is at or above our guidance for the current year,” said R. Kerry Clark, chairman and chief executive officer of Cardinal Health. “Within our supply chain pharmaceutical segment, we have revised our forecast to account for the impact of anti-diversion measures for controlled substances, changes in our expectations for branded price increases and the generics market, and the effect of contract repricings. We still expect double-digit EPS growth for the year and are resolved to strengthen the business as we fix the issues that have hampered our performance.

“We continue to engage in discussions with the DEA to resolve matters affecting three of our pharmaceutical distribution centers regarding the diversion of controlled substances,” Clark added. “More broadly, in the past 45 days we have been working to put in place an enhanced system of controls across our network to address the security threat that diversion poses to the

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Cardinal Health Reports Second Quarter Results

pharmaceutical supply chain. The impact of these issues may cost more than $30 million for this fiscal year, but the safety and security of the pharmaceutical supply chain is core to our business and its protection is an important public policy priority for all of us.”

Q2 and FY08 Year-to-Date Summary

	Q2 FY08	Q2 FY07	Y/Y	FY08 YTD	Y/Y
Revenue	$23.3 billion	$21.8 billion	7%	$45.3 billion	6%
Operating Earnings	$519 million	$512 million	1%	$1.0 billion	5%
Non-GAAP Operating Earnings[2]	$526 million	$544 million	(3%)	$1.0 billion	2%
Earnings from Continuing Operations	$325 million	$316 million	3%	$628 million	4%
Non-GAAP Earnings from Continuing Operations[3]	$329 million	$341 million	(3%)	$647 million	—
Diluted EPS from Continuing Operations	$0.89	$0.77	16%	$1.71	16%
Non-GAAP Diluted EPS from Continuing Operations	$0.90	$0.83	8%	$1.76	12%

Second quarter segment results

Healthcare Supply Chain Services Sector

Revenue in the Healthcare Supply Chain Services-Pharmaceutical segment grew 6 percent during the quarter to $20.4 billion, with sales to non-bulk customers increasing 1 percent to $10.7 billion and sales to bulk customers increasing 12 percent to $9.7 billion. Segment profit declined 21 percent to $258 million, driven by the timing of branded price increases, conditions in the market for generic pharmaceuticals, and the repricing of several large contracts. Results were also dampened by the impact of suspensions to distribute controlled substances from three facilities and enhancements to anti-diversion programs being implemented across the company’s entire distribution network. The company continues to expect segment profit to improve in the second half of the fiscal year. Following the close of the quarter, Cardinal Health also completed an early renewal of a three-year, multi-billion-dollar agreement with Walgreens to distribute pharmaceuticals to more than 6,000 drug stores nationwide.

The Healthcare Supply Chain Services-Medical segment saw revenue growth of 8 percent to $2 billion, with increased sales momentum from the prior quarter to hospital, laboratory and ambulatory care customers. Segment profit declined 13 percent to $72 million, primarily driven by a previously disclosed change in corporate cost allocation that reduced segment profit by 7 percentage points and softness in the surgical kitting business. The company continues to expect the segment to return to year-over-year profit growth in the second half of the year from strength in the hospital and laboratory supply businesses.

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Cardinal Health Reports Second Quarter Results

Clinical and Medical Products Sector

“This quarter, the Clinical and Medical Products (CMP) sector was again an exceptional value driver by accounting for 36 percent of our total segment profit,” Clark said. “CMP continues to play a substantial role in our overall results with leading products in the areas of patient safety and infection prevention, both essential and rapidly growing segments of health care.”

Revenue for the Medical Products and Technology segment grew 47 percent to $667 million driven by strong sales of infection prevention products and surgical instruments, and the addition of VIASYS Healthcare, which the company acquired last June. Segment profit increased 46 percent to $69 million and benefited from the VIASYS acquisition, which remains ahead of schedule in delivering synergies of $85 million to $100 million per year by fiscal 2010.

The Clinical Technologies and Services segment grew revenue 8 percent to $715 million for the quarter, with strong demand for Pyxis® dispensing and supply technologies and strength in Alaris® infusion products. Segment profit increased 26 percent to $115 million from favorable product mix and improved operating leverage. Segment profit was negatively affected by a $10 million charge for the Alaris® Pump module voluntary recall, bringing the total charges associated with the recall to $14 million.

Additional second quarter and recent highlights include:

•

George S. Barrett joining the company on Jan. 28 as vice chairman and CEO of the company’s Healthcare Supply Chain Services sector. Barrett was previously the CEO of North America for Teva Pharmaceuticals. David L. Schlotterbeck, CEO of Cardinal Health’s Clinical and Medical Products sector, was also named vice chairman.

•

Controlled commercial release of the Med Care Safety Solution, which enables clinicians to more easily monitor patient orders, pre-populate parameters for continuous IV infusions, verify the accuracy of medications administered and document to the hospital’s IT systems. The Lahey Clinic Medical Center in Boston will pilot this new solution that links the workflow across Cardinal Health’s Care Fusion®, Pyxis® and Alaris® products.

•	Rollout of an $80 million agreement with a large health system to provide medical and surgical supplies to more than 100 affiliated hospitals nationwide.

•	Signing agreements with two group-purchasing organizations for Presource® surgical kits. The agreements allow Cardinal Health to compete for kitting business at more than 60,000 health care sites.

•	Repurchasing approximately $350 million of Cardinal Health shares during the quarter, bringing first and second quarter purchases to more than $940 million.

Outlook

Cardinal Health lowered and narrowed the range it expects for fiscal 2008 non-GAAP diluted EPS to $3.75 to $3.85. It previously expected non-GAAP EPS in a range of $3.95 to $4.15. In making the change, Cardinal Health cited several factors that are having an impact on its Healthcare Supply Chain Services-Pharmaceutical segment, including the timing of new launches and deflationary environment for generic pharmaceuticals; expectations for branded price increases; the repricing of some large customer contracts; and the impact of anti-diversion enhancements.

Conference Call

Cardinal Health will host a conference call and webcast at 8:30 a.m. EST to discuss the results. To access the call and corresponding slide presentation, go to the Investor page at www.cardinalhealth.com. The conference call may also be accessed by calling 617-213-4852,

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Cardinal Health Reports Second Quarter Results

passcode 75450455. An audio replay will be available until 11:30 p.m. EST on Jan. 31at 617-801-6888, passcode 63030220. A transcript and audio replay will also be available at www.cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is an $87 billion, global company serving the health care industry with products and services that help hospitals, physician offices and pharmacies reduce costs, improve safety, productivity and profitability, and deliver better care to patients. With a focus on making supply chains more efficient, reducing hospital-acquired infections and breaking the cycle of harmful medication errors, Cardinal Health develops market leading technologies, including Alaris® IV pumps, Pyxis® automated dispensing systems, MedMined™ infection surveillance services and the CareFusion™ patient identification system. The company also manufactures medical and surgical products and is one of the largest distributors of pharmaceuticals and medical supplies worldwide. Ranked No. 19 on the Fortune 500 and No. 1 in its sector on Fortune’s ranking of Most Admired firms, Cardinal Health employs more than 40,000 people on five continents. More information about the company may be found at www.cardinalhealth.com.

###

1Non-GAAP diluted EPS from continuing operations: Non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.

2Non-GAAP operating earnings: Operating earnings excluding special items and impairment charges and other.

3Non-GAAP earnings from continuing operations: Earnings from continuing operations excluding special items and impairment charges and other, both net of tax.

A reconciliation of the differences between these non-GAAP financial measures and their most directly comparable GAAP financial measures is provided in the attached tables and at http://www.cardinalhealth.com.

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: competitive pressures in its various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; uncertainties relating to timing of generic introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings; future actions of regulatory bodies or government authorities relating to our manufacturing or sale of products and other costs or claims that could arise from our manufacturing, compounding or repackaging operations or from other services; the costs, difficulties and uncertainties related to the integration of acquired businesses; and general economic and market conditions. This news release reflects management’s views as of Jan. 29, 2008. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Second Quarter
(in millions, except per Common Share amounts)	2008	2007	% Change
Revenue	$23,282.7	$21,784.6	7%
Cost of products sold	21,928.1	20,484.7	7%

Gross margin	$1,354.6	$1,299.9	4%
Selling, general and administrative expenses	828.9	755.8	10%
Impairment charges and other	(23.0)	12.6	N.M.
Special items:
Restructuring charges	31.5	10.0	N.M.
Acquisition integration charges	10.0	9.1	N.M.
Litigation and other	(12.0)	0.5	N.M.

Operating earnings	$519.2	$511.9	1%
Interest expense and other	50.0	32.4	54%

Earnings before income taxes and discontinued operations	$469.2	$479.5	(2)%
Provision for income taxes	144.1	164.0	(12)%

Earnings from continuing operations	$325.1	$315.5	3%
Earnings / (loss) from discontinued operations (net of tax (expense) / benefit of ($0.7) and $416.1 for the second quarter of fiscal 2008 and 2007, respectively)	(0.4)	423.8	N.M.

Net earnings	$324.7	$739.3	(56)%

Basic earnings per Common Share:
Continuing operations	$0.91	$0.78	17%
Discontinued operations	—	1.06	N.M.

Net basic earnings per Common Share	$0.91	$1.84	(51)%

Diluted earnings per Common Share:
Continuing operations	$0.89	$0.77	16%
Discontinued operations	—	1.03	N.M.

Net diluted earnings per Common Share	$0.89	$1.80	(51)%

Weighted average number of Common Shares outstanding:
Basic	358.7	402.2
Diluted	364.6	410.6

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Year-to-Date
(in millions, except per Common Share amounts)	2008	2007	% Change
Revenue	$45,256.1	$42,722.1	6%
Cost of products sold	42,559.3	40,221.7	6%

Gross margin	2,696.8	2,500.4	8%
Selling, general and administrative expenses	1,659.0	1,481.3	12%
Impairment charges and other	(23.2)	14.3	N.M.
Special items:
Restructuring charges	46.2	21.8	N.M.
Acquisition integration charges	15.5	11.1	N.M.
Litigation and other	(9.7)	8.9	N.M.

Operating earnings	1,009.0	963.0	5%
Interest expense and other	92.9	70.1	33%

Earnings before income taxes and discontinued operations	916.1	892.9	3%
Provision for income taxes	287.8	286.0	1%

Earnings from continuing operations	628.3	606.9	4%
Earnings / (loss) from discontinued operations (net of tax (expense) / benefit of ($2.7) and $435.9 for fiscal 2008 and 2007 year-to-date, respectively)	(1.8)	403.1	N.M.

Net earnings	$626.5	$1,010.0	(38)%

Basic earnings per Common Share:
Continuing operations	$1.74	$1.50	16%
Discontinued operations	—	1.00	N.M.

Net basic earnings per Common Share	$1.74	$2.50	(30)%

Diluted earnings per Common Share:
Continuing operations	$1.71	$1.47	16%
Discontinued operations	(0.01)	0.98	N.M.

Net diluted earnings per Common Share	$1.70	$2.45	(31)%

Weighted average number of Common Shares outstanding:
Basic	360.8	403.4
Diluted	367.8	412.0

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)	December 31, 2007	June 30, 2007
Assets
Cash and equivalents	$1,184.4	$1,308.8
Short-term investments available for sale	—	132.0
Trade receivables, net	4,854.6	4,714.4
Current portion of net investment in sales-type leases	378.3	354.8
Inventories	7,636.8	7,383.2
Prepaid expenses and other	667.7	651.3

Total current assets	$14,721.8	$14,544.5

Property and equipment, net	1,680.7	1,647.0
Net investment in sales-type leases, less current portion	855.9	820.7
Goodwill and other intangibles, net	5,813.1	5,860.9
Other assets	395.3	280.7

Total assets	$23,466.8	$23,153.8

Liabilities and Shareholders’ Equity
Current portion of long-term obligations and other short-term borrowings	$673.6	$16.0
Accounts payable	8,982.3	9,162.2
Other accrued liabilities	1,751.0	2,247.3
Liabilities from businesses held for sale and discontinued operations	3.6	34.2

Total current liabilities	$11,410.5	$11,459.7

Long-term obligations, less current portion and other short-term borrowings	3,396.5	3,457.3
Deferred income taxes and other liabilities	1,551.7	859.9
Total shareholders’ equity	7,108.1	7,376.9

Total liabilities and shareholders’ equity	$23,466.8	$23,153.8

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Second Quarter		Year-to-Date
(in millions)	2008	2007	2008	2007
Cash Flows From Operating Activities:
Net earnings	$324.7	$739.3	$626.5	$1,010.0
(Earnings) / loss from discontinued operations	0.4	(423.8)	1.8	(403.1)

Earnings from continuing operations	$325.1	$315.5	$628.3	$606.9
Adjustments to reconcile earnings from continuing operations to net cash provided by /(used in) operating activities:
Depreciation and amortization	97.0	77.0	191.9	155.4
Asset impairments and other	(23.0)	12.7	(23.2)	14.4
Equity compensation	28.4	32.9	54.5	70.3
Provision for bad debts	5.3	2.4	10.4	7.8
Change in operating assets and liabilities, net of effects from acquisitions:
(Increase) / decrease in trade receivables	41.3	(699.1)	(150.6)	(592.1)
(Increase) / decrease in inventories	(486.0)	64.3	(253.6)	184.1
Increase in net investment in sales-type leases	(34.5)	(23.5)	(58.6)	(44.4)
Increase / (decrease) in accounts payable	(116.7)	207.6	(179.9)	76.1
Increase / (decrease) in other accrued liabilities and operating items, net	139.0	(42.2)	195.9	139.7

Net cash provided by / (used in) operating activities - continuing operations	$(24.1)	$(52.4)	$415.1	$618.2
Net cash provided by / (used in) operating activities - discontinued operations	(2.0)	5.5	(32.5)	21.6

Net cash provided by / (used in) operating activities	$(26.1)	$(46.9)	$382.6	$639.8

Cash Flows From Investing Activities:
Acquisition of subsidiaries, net of divestitures and cash acquired	$48.9	$(56.5)	$(39.2)	$(121.0)
Proceeds from sale of property and equipment	4.9	9.7	7.4	13.3
Additions to property and equipment	(80.6)	(85.4)	(172.1)	(154.1)
Sale / (purchase) of investment securities available for sale, net	—	(10.6)	131.9	31.3

Net cash used in investing activities - continuing operations	$(26.8)	$(142.8)	$(72.0)	$(230.5)
Net cash used in investing activities - discontinued operations	—	(11.5)	—	(7.9)

Net cash used in investing activities	$(26.8)	$(154.3)	$(72.0)	$(238.4)

Cash Flows From Financing Activities:
Net change in commercial paper and short-term borrowings	$287.4	$(101.7)	$519.4	$3.7
Reduction of long-term obligations	(1.2)	(661.4)	(14.1)	(689.2)
Proceeds from long-term obligations, net of issuance costs	1.0	850.0	1.0	851.7
Proceeds from issuance of Common Shares	58.9	18.1	164.4	75.4
Tax benefits from exercises of stock options	2.4	4.6	14.0	17.1
Dividends on Common Shares	(43.5)	(36.4)	(87.7)	(73.4)
Purchase of Common Shares in treasury	(357.3)	(300.0)	(1,032.0)	(745.3)

Net cash used in financing activities - continuing operations	$(52.3)	$(226.8)	$(435.0)	$(560.0)
Net cash used in financing activities - discontinued operations	—	(11.5)	—	(24.0)

Net cash used in financing activities	$(52.3)	$(238.3)	$(435.0)	$(584.0)

Net decrease in cash and equivalents	(105.2)	(439.5)	(124.4)	(182.6)
Cash and equivalents at beginning of period	$1,289.6	$1,444.2	$1,308.8	$1,187.3

Cash and equivalents at end of period	$1,184.4	$1,004.7	$1,184.4	$1,004.7

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

TOTAL COMPANY

	Second Quarter		Non-GAAP Second Quarter
(in millions)	2008	2007	2008	2007
Revenue
Amount	$23,283	$21,785
Growth Rate	7%	13%
Operating Earnings
Amount	$519	$512	$526	$544
Growth Rate	1%	12%	(3)%	16%
Earnings from Continuing Operations
Amount	$325	$316	$329	$341
Growth Rate	3%	11%	(3)%	15%

	Year-to-Date		Non-GAAP Year-to-Date
(in millions)	2008	2007	2008	2007
Revenue
Amount	$45,256	$42,722
Growth Rate	6%	12%
Operating Earnings
Amount	$1,009	$963	$1,038	$1,019
Growth Rate	5%	17%	2%	19%
Earnings from Continuing Operations
Amount	$628	$607	$647	$649
Growth Rate	4%	17%	(0)%	19%

Refer to the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the non-GAAP balances.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

HEALTHCARE SUPPLY CHAIN SERVICES

	Second Quarter
(in millions)	2008	2007
PHARMACEUTICAL
Revenue
Amount	$20,351	$19,238
Growth Rate	6%	13%
Mix	86%	87%
Segment Profit [1]
Amount	$258	$328
Growth Rate	(21)%	19%
Mix	50%	60%
Segment Profit Margin	1.27%	1.71%
MEDICAL
Revenue
Amount	$2,015	$1,872
Growth Rate	8%	6%
Mix	8%	8%
Segment Profit [1,2]
Amount	$72	$82
Growth Rate	(13)%	15%
Mix	14%	15%
Segment Profit Margin	3.55%	4.38%

CLINICAL AND MEDICAL PRODUCTS

	Second Quarter
(in millions)	2008	2007
CLINICAL TECHNOLOGIES AND SERVICES
Revenue
Amount	$715	$662
Growth Rate	8%	10%
Mix	3%	3%
Segment Profit [1]
Amount	$115	$92
Growth Rate	26%	16%
Mix	23%	17%
Segment Profit Margin	16.16%	13.87%
MEDICAL PRODUCTS AND TECHNOLOGIES
Revenue
Amount	$667	$455
Growth Rate	47%	15%
Mix	3%	2%
Segment Profit [1,2]
Amount	$69	$47
Growth Rate	46%	17%
Mix	13%	8%
Segment Profit Margin	10.31%	10.32%

[1]	Refer to definitions for an explanation of the segment profit calculation.

[2]

During the third quarter of fiscal 2007, the Company revised the method used to allocate certain shared costs between the Healthcare Supply Chain Services – Medical segment and the Medical Products and Technologies segment to better align costs with the segment that receives the related benefits. Prior period information has been reclassified to conform to this new presentation.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

HEALTHCARE SUPPLY CHAIN SERVICES

	Year-to-Date
(in millions)	2008	2007
PHARMACEUTICAL
Revenue
Amount	$39,572	$37,770
Growth Rate	5%	13%
Mix	86%	87%
Segment Profit [1]
Amount	$563	$617
Growth Rate	(9)%	23%
Mix	55%	62%
Segment Profit Margin	1.42%	1.63%
MEDICAL
Revenue
Amount	$3,936	$3,679
Growth Rate	7%	4%
Mix	8%	8%
Segment Profit [1,2]
Amount	$129	$146
Growth Rate	(12)%	7%
Mix	12%	15%
Segment Profit Margin	3.28%	3.97%

CLINICAL AND MEDICAL PRODUCTS

	Year-to-Date
(in millions)	2008	2007
CLINICAL TECHNOLOGIES AND SERVICES
Revenue
Amount	$1,363	$1,257
Growth Rate	8%	7%
Mix	3%	3%
Segment Profit [1]
Amount	$214	$143
Growth Rate	49%	5%
Mix	21%	14%
Segment Profit Margin	15.68%	11.40%
MEDICAL PRODUCTS AND TECHNOLOGIES
Revenue
Amount	$1,290	$879
Growth Rate	47%	13%
Mix	3%	2%
Segment Profit [1,2]
Amount	$126	$93
Growth Rate	35%	26%
Mix	12%	9%
Segment Profit Margin	9.74%	10.58%

[1]	Refer to the definitions for an explanation of how the Company calculates segment profit.

[2]

During the third quarter of fiscal 2007, the Company revised the method used to allocate certain shared costs between the Healthcare Supply Chain Services – Medical segment and the Medical Products and Technologies segment to better align costs with the segment that receives the related benefits. Prior period information has been reclassified to conform to this new presentation.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	Second Quarter		Year-to-Date
	2008	2007	2008	2007
Receivable Days	20.2	19.2
Days Inventory on Hand	28	28
Debt to Total Capital	36%	25%
Net Debt to Capital	29%	15%
Return on Equity	18.3%	34.1%	17.4%	23.5%
Non-GAAP Return on Equity	19.4%	15.2%	18.4%	14.3%
Return on Invested Capital	7.01%	13.85%	6.78%	9.51%
Non-GAAP Return on Invested Capital	8.09%	6.53%	7.78%	6.22%
Effective Tax Rate from Continuing Operations	30.7%	34.2%	31.4%	32.0%
Non-GAAP Effective Tax Rate from Continuing Operations	31.1%	34.3%	31.7%	32.0%

Refer to the GAAP / Non-GAAP Reconciliation for non-GAAP calculations.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	Second Quarter		Year-to-Date
(in millions, except per Common Share amounts)	2008	2007	2008	2007
Special Items
Restructuring charges	$(31.5)	$(10.0)	$(46.2)	$(21.8)
Acquisition integration charges	(10.0)	(9.1)	(15.5)	(11.1)
Litigation and other	12.0	(0.5)	9.7	(8.9)

Total special items	$(29.5)	$(19.6)	(52.0)	(41.8)
Tax benefit	11.2	7.1	18.9	13.1

Special items, net of tax	$(18.3)	$(12.5)	$(33.1)	$(28.7)

Decrease to diluted EPS from continuing operations	$(0.05)	$(0.03)	$(0.09)	$(0.07)

Impairment Charges and Other
Impairment charges and other	$23.0	$(12.6)	$23.2	$(14.3)
Tax benefit/(expense)	(8.8)	0.1	(8.9)	0.6

Net impairment charges and other, net of tax	$14.2	$(12.5)	$14.3	$(13.7)

Increase/(decrease) to diluted EPS from continuing operations	$0.04	$(0.03)	$0.04	$(0.03)

Weighted Average Number of Diluted Shares Outstanding	364.6	410.6	367.8	412.0

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Second Quarter 2008				Year-to-Date 2008
(in millions, except per Common Share amounts)	GAAP	Special Items	Impairment Charges and Other	Non-GAAP	GAAP	Special Items	Impairment Charges and Other	Non-GAAP
Operating Earnings
Amount	$519	$30	($23)	$526	$1,009	$52	($23)	$1,038
Growth Rate	1%			(3)%	5%			2%
Provision for Income Taxes	$144	$11	($9)	$147	$288	$19	($9)	$298
Earnings from Continuing Operations
Amount	$325	$18	($14)	$329	$628	$33	($14)	$647
Growth Rate	3%			(3)%	4%			(0)%
Diluted EPS from Continuing Operations
Amount	$0.89	$0.05	($0.04)	$0.90	$1.71	$0.09	($0.04)	$1.76
Growth Rate	16%			8%	16%			12%

	Second Quarter 2007				Year-to-Date 2007
	GAAP	Special Items	Impairment Charges and Other	Non-GAAP	GAAP	Special Items	Impairment Charges and Other	Non-GAAP
Operating Earnings
Amount	$512	$20	$13	$544	$963	$42	$14	$1,019
Growth Rate	12%			16%	17%			19%
Provision for Income Taxes	$164	$7	—	$171	$286	$13	$1	$300
Earnings from Continuing Operations
Amount	$316	$13	$13	$341	$607	$29	$14	$649
Growth Rate	11%			15%	17%			19%
Diluted EPS from Continuing Operations
Amount	$0.77	$0.03	$0.03	$0.83	$1.47	$0.07	$0.03	$1.57
Growth Rate	17%			20%	23%			25%

The sum of the components may not equal the total due to rounding

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Second Quarter		Year-to-Date
(in millions)	2008	2007	2008	2007
GAAP Return on Equity	18.3%	34.1%	17.4%	23.5%
Non-GAAP Return on Equity
Net earnings	$324.7	$739.3	$626.5	$1,010.0
Special items, net of tax, in continuing operations	18.3	12.5	33.1	28.7
Special items, net of tax, in discontinued operations	—	1.7	—	3.1
Income tax benefit related to PTS discontinued operations	—	(425.0)	—	(425.0)

Adjusted net earnings	$343.0	$328.5	$659.6	$616.8
Annualized	$1,372.0	$1,314.0	1,319.2	1,233.6
Divided by average shareholders’ equity [1]	$7,088.2	$8,664.5	$7,184.4	$8,606.5
Non-GAAP return on equity	19.4%	15.2%	18.4%	14.3%

	Second Quarter		Year-to-Date
(in millions)	2008	2007	2008	2007
GAAP Return on Invested Capital	7.01%	13.85%	6.78%	9.51%
Non-GAAP Return on Invested Capital
Net earnings	$324.7	$739.3	$626.5	$1,010.0
Special items, net of tax, in continuing operations	18.3	12.5	33.1	28.7
Special items, net of tax, in discontinued operations	—	1.7	—	3.1
Interest expense and other, net of tax	32.0	20.2	59.4	43.8
Income tax benefit related to PTS discontinued operations	—	(425.0)	—	(425.0)

Adjusted net earnings	$375.0	$348.7	$719.0	$660.6
Annualized	1,500.0	1,394.8	1,438.0	1,321.2
Divided by average total invested capital [2]	$18,529.9	$21,349.1	$18,483.2	$21,245.3
Non-GAAP return on invested capital	8.09%	6.53%	7.78%	6.22%

[1]

The average shareholders’ equity shown above is calculated using the average of the prior and current quarters except for year-to-date which is calculated as the average of shareholders’ equity at the end of the prior years’ fourth quarter plus each of the current year quarters.

[2]

Total invested capital is calculated as the sum of the current portion of long-term obligations and other short-term borrowings, long-term obligations, current portion of long-term obligations and other short-term borrowings in discontinued operations, long-term obligations in discontinued operations, total shareholders’ equity and unrecorded goodwill. The average total invested capital is calculated using the average of total invested capital at the end of the prior and current quarters except for year-to-date which is calculated as the average of the prior years’ fourth quarter plus each of the current year quarters. Unrecorded goodwill is $7.5 billion and $9.7 billion, respectively, for the December 31, 2007 and 2006 calculations. Current portion of long-term obligations and other short-term borrowings in discontinued operations, and long-term obligations in discontinued operations were $59.2 million, $46.6 million and $41.3 million at June 30, 2006, September 30, 2006, and December 31, 2006, respectively.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Second Quarter		Year-to-Date
(in millions)	2008	2007	2008	2007
GAAP Effective Tax Rate from Continuing Operations	30.7%	34.2%	31.4%	32.0%
Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$469.2	$479.5	$916.1	$892.9
Special items	29.5	19.6	52.0	41.8

Adjusted earnings before income taxes and discontinued operations	$498.7	$499.1	$968.1	$934.7
Provision for income taxes	$144.1	$164.0	$287.8	$286.0
Special items tax benefit	11.2	7.1	18.9	13.1

Adjusted provision for income taxes	$155.3	$171.1	$306.7	$299.1
Non-GAAP effective tax rate from continuing operations	31.1%	34.3%	31.7%	32.0%

	Second Quarter
	2008	2007
Debt to Total Capital	36%	25%
Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$673.6	$48.9
Long-term obligations, less current portion and other short-term borrowings	3,396.5	2,935.8

Debt	$4,070.1	$2,984.7
Cash and equivalents	(1,184.4)	(1,004.8)
Short-term investments available for sale	—	(467.1)

Net debt	$2,885.7	$1,512.8
Total shareholders’ equity	$7,108.1	$8,907.8
Capital	$9,993.8	$10,420.6
Net debt to capital	29%	15%

Forward-Looking Non-GAAP Financial Measures

The Company presents non-GAAP earnings from continuing operations, non-GAAP return on equity, and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations, return on equity and effective tax rate from continuing operations. The Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most comparable forward-looking GAAP measures because the Company cannot reliably forecast special items and impairment charges and other, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact the Company’s future financial results.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Diluted EPS from Continuing Operations: earnings from continuing operations divided by diluted weighted average shares outstanding

Effective Tax Rate from Continuing Operations: provision for income taxes divided by earnings before income taxes and discontinued operations

Operating Cash Flow: net cash provided by / (used in) operating activities from continuing operations

Segment Profit: segment revenue minus (segment cost of products sold and segment selling, general and administrative expenses)

Segment Profit Margin: segment profit divided by segment revenue

Segment Profit Mix: segment profit divided by total segment profit for all segments

Return on Equity: annualized net earnings divided by average shareholders’ equity

Return on Invested Capital: annualized net earnings divided by (average total shareholders’ equity plus debt plus unrecorded goodwill)

Revenue Mix: segment revenue divided by total segment revenue for all segments

NON-GAAP

Economic Profit: segment net operating earnings, after-tax minus (tangible capital multiplied by weighted average cost of capital); Tangible Capital is the quarterly average calculated as total assets allocated to the segment less (total liabilities allocated to the segment, goodwill and intangibles, cash and equivalents and short term investments available for sale)

Economic Profit Margin: economic profit divided by revenue

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents and short-term investments available for sale)

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP diluted EPS from continuing operations

Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding special items and impairment charges and other, both net of tax

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for special items) divided by earnings before income taxes and discontinued operations adjusted for special items)

Non-GAAP Operating Earnings: operating earnings excluding special items and impairment charges and other

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings

Non-GAAP Operating Margin: non-GAAP operating earnings divided by revenue

Non-GAAP Return on Equity: (annualized current period net earnings plus special items minus special items tax benefit) divided by average shareholders’ equity 1

Non-GAAP Return on Invested Capital: (annualized net earnings plus special items minus special items tax benefit plus interest expense and other) divided by (average total shareholders’ equity plus debt plus unrecorded goodwill) 1

[1]

For the three and six months ended December 31, 2006, the numerator in calculating this non-GAAP financial measure also excludes a $425 million income tax benefit related to PTS discontinued operations recorded in the second quarter of fiscal 2007.